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                                                                   EXHIBIT 10.14
                        AGREEMENT FOR TRIUMPH GROUP, INC.
                                RESTRICTED STOCK

     This agreement, by and between Triumph Group, Inc. (the "Company") and John
R. Bartholdson (the "Participant"), is dated as of January 3, 2001.

                                    ARTICLE I

                                   Definitions

     Unless otherwise defined above, for purposes of this term sheet, the following terms shall have the following meanings:

     1.1 "CHANGE OF CONTROL" shall mean the occurrence of any one of the following:

        (a) Any person or group of persons acting in concert shall have acquired ownership of or the right to vote or to direct the voting of shares of capital stock of the Company representing 30% or more of the total voting power of the Company (except with respect to any such ownership by Citicorp Venture Capital, Ltd, individually or together with its affiliates, which ownership shall not constitute a Change in Control), or

        (b) The Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former stockholders of the Company prior to such merger or consolidation, or

        (c) The Company shall have sold more than 50% of its assets to another corporation or other entity or person, or

        (d) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company before such transaction cease to constitute a majority of directors of the Company.

     1.2 "COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

     1.3 "DISABILITY" shall mean Total Disability as defined in the Company's long-term disability plan.

     1.4 "RETIREMENT" shall mean retirement from employment with the Company or one of its subsidiaries.


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     1.5 "TERMINATION OF EMPLOYMENT" shall mean termination of the Participant's employment with the Company and all of its subsidiaries for reasons other than a military or personal leave of absence granted by the Company.

                                   ARTICLE II

                            Award of Restricted Stock

     2.1 AWARD. The Company hereby grants to Participant 10,000 shares of Restricted Stock, which Restricted Stock shall be subject to forfeiture as set forth in Article III hereof.

                                   ARTICLE III

                              Terms and Conditions

     3.1 STOCK CERTIFICATES. The stock certificates representing the Restricted Stock shall be issued and registered in the name of the Participant. Such stock certificates shall be held in custody by the Company as long as the Restricted Stock is subject to forfeiture. When the Restricted Stock, or any portion thereof, ceases to be subject to forfeiture, the stock certificate or stock certificates representing such shares shall be released from custody and delivered to the Participant.

     3.2 RIGHTS OF PARTICIPANT. Except as otherwise provided herein, the Participant shall have all of the rights of a holder of Common Stock with respect to shares of Restricted Stock, including the right to vote such shares and to receive dividends thereon.

     3.3 PROHIBITION ON TRANSFER. The Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock as long as such shares are held in custody by the Company.

     3.4 FORFEITURE PERIOD. The number of shares of Restricted Stock set forth below will be forfeited to the Company upon the Participant's Termination of Employment for any reason, other than the death, Disability or Retirement of the Participant, prior to the corresponding dates set forth below:

        (a) 10,000 shares prior to January 3, 2002;

        (b) 6,667 shares prior to January 3, 2003; and

        (c) 3,333 shares prior to January 3, 2004.

     Upon any such forfeiture, stock certificates representing all outstanding Restricted Stock shall be forfeited to the Company.

     3.5 REMOVAL OF FORFEITURE. Any and all shares of Restricted Stock subject to the forfeiture provisions of Section 3.4 shall cease to be subject to such provisions immediately upon


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the Participant's Termination of Employment for reason of the death,
Disability or Retirement of the Participant or upon a Change in Control, and stock certificates representing such shares of Common Stock shall be released from custody and delivered to the Participant or the Participant's estate, as the case may be.

     3.6 DISTRIBUTIONS. In the event of a dividend or distribution payable in stock or a reclassification, stock split or split-up, the shares issued or declared in respect of Restricted Stock shall be subject to the same terms and conditions relating to forfeiture as the Restricted Stock to which they relate.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 3rd day of January, 2001.

                                          TRIUMPH GROUP, INC.



                                          By: /s/ RICHARD C. ILL
                                              ------------------
                                              Name: Richard C. Ill
                                              Title: President, Chief Executive
                                              Officer


                                              /s/ JOHN R. BARTHOLDSON
                                              ------------------------
                                              Name: John R. Bartholdson